                                                                   EXHIBIT 10.22

                    [LETTERHEAD OF SIR WILFRID NEWTON CBE]

14 October 1998


Mr D N Odgers
Australia

Dear David.

                       Guy Maunsell International Limited
                       ---------------------------------
                 Group Chief Executive -  Terms of Employment
                 --------------------------------------------

I am writing to confirm the terms of your appointment when you take up your position as Group Chief Executive based in London. I shall be grateful if you will sign and return the copy of this letter, which is enclosed.

The terms which have been agreed between us, are as follows:

1.  Salary:
    (L) 140,000 per annum subject to annual review.

2. Housing Allowance:
   A contribution towards housing cost up to (L) 1,000 per week (note personal tax will have to be paid on this allowance.)

3. Car Allowance:
   (L) 10,000 per annum.

4. Annual Leave:
   25 working days per annum.

5. Superannuation:
   You will continue to be a member of the Australian scheme and GMIL will make the employer's contribution.

6. Health Cover:
   As for UK directors for you and your wife.

                                      -2-
7.   Home Leave Travel:
     Two business class return fares in each year for your wife and one for yourself.

8.   Re-Location Cost:
     GMIL will reimburse reasonable cost of your move to London and your eventual return to Australia.

9.   Term of Appointment:
     The term of your appointment is for three years. You will be required to give 6 months notice of your intention to leave the company's employment and the company in turn will give you one year's notice if it wishes to terminate your employment before completion of your three year term. If the Company wishes to extend your term beyond three years it will discuss and agree any extension with you one year before completion of your three year term.

You will, I am confident, fill the post of Group Chief Executive with distinction and I wish you great success for the future.

With kind regards.


/s/ Wilfrid Newton

Wilfrid Newton


Acceptance Confirmed
--------------------

/s/ D N Odgers

D N Odgers